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                                                                EXHIBIT 10.39(A)


                           AGREEMENT AND UNDERTAKING

                                     among

                            Prime Residential, Inc.,

                           Yugenkaisha Sankyo Sekiyu,

                                Jupiter-I, L.P.,

                                      and

                           AJ One Limited Partnership


                          ----------------------------
                           Dated as of March 27, 1996
                          ----------------------------
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                               TABLE OF CONTENTS

                                                                      Page

Article 1         Defined Terms   . . . . . . . . . . . . . . . . . .    1

      Section 1.1       Terms Defined Herein  . . . . . . . . . . . .    1
      Section 1.2       Incorporated Terms  . . . . . . . . . . . . .    2

Article 2         Representations and Warranties of the Company . . .    4

      Section 2.1       Due Incorporation and Status  . . . . . . . .    4
      Section 2.2       Authority   . . . . . . . . . . . . . . . . .    4
      Section 2.3       Valid Agreement   . . . . . . . . . . . . . .    4
      Section 2.4       No Default  . . . . . . . . . . . . . . . . .    4
      Section 2.5       No Required Consents  . . . . . . . . . . . .    5
      Section 2.6       Reservation of Company Shares   . . . . . . .    5
      Section 2.7       Validity of Company Shares  . . . . . . . . .    5
      Section 2.8       Disclosure  . . . . . . . . . . . . . . . . .    5
      Section 2.9       Mortgage Revenue Bonds and Mortgage
                        Documents   . . . . . . . . . . . . . . . . .    6
      Section 2.10      The Properties  . . . . . . . . . . . . . . .    8
      Section 2.11      The Property Partnership and the General
                        Partner   . . . . . . . . . . . . . . . . . .   12
      Section 2.12      Limitation on Representations   . . . . . . .   18

Article 3         Representations and Warranties of
                  the Partnership and the General Partner   . . . . .   18

      Section 3.1       Due Formation of the Partnership  . . . . . .   19
      Section 3.2       Due Formation of the General Partner  . . . .   19
      Section 3.3       Valid Agreement   . . . . . . . . . . . . . .   19
      Section 3.4       No Default  . . . . . . . . . . . . . . . . .   19
      Section 3.5       No Required Consents  . . . . . . . . . . . .   20
      Section 3.6       Admission of the Limited Partners   . . . . .   20
      Section 3.7       Certain Financial Matters   . . . . . . . . .   20

Article 4         Representations and Warranties of the
                  Investor  . . . . . . . . . . . . . . . . . . . . .   20

      Section 4.1       Organization  . . . . . . . . . . . . . . . .   21
      Section 4.2       Accredited Investor   . . . . . . . . . . . .   21
      Section 4.3       Valid Agreement   . . . . . . . . . . . . . .   21
      Section 4.4       Consultation and Reliance   . . . . . . . . .   21
      Section 4.5       Opportunity for Inquiry   . . . . . . . . . .   21
      Section 4.6       Evaluation  . . . . . . . . . . . . . . . . .   21
      Section 4.7       Review of Materials   . . . . . . . . . . . .   21
      Section 4.8       Knowledge and Experience  . . . . . . . . . .   22


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Article 5         Covenants and Undertakings of the Company   . . . .   22

      Section 5.1       Preservation of Existence and REIT
                        Status  . . . . . . . . . . . . . . . . . . .   22
      Section 5.2       Reservation of Shares   . . . . . . . . . . .   22
      Section 5.3       Maintenance of Listing of Company
                        Shares  . . . . . . . . . . . . . . . . . . .   22
      Section 5.4       Contribution of Cash or Company Shares  . . .   23
      Section 5.5       Registration of Company Shares  . . . . . . .   23
      Section 5.6       Registration Expenses   . . . . . . . . . . .   27
      Section 5.7       Additional Registration Rights  . . . . . . .   27
      Section 5.8       Performance by General Partners   . . . . . .   27
      Section 5.9       Ownership of General Partners   . . . . . . .   27
      Section 5.10      General Partners Not to Declare
                        Bankruptcy  . . . . . . . . . . . . . . . . .   28
      Section 5.11      Notice of Certain Events  . . . . . . . . . .   28

Article 6         Covenants and Undertakings of General Partner . . .   28

      Section 6.1       Performance by Partnership  . . . . . . . . .   28
      Section 6.2       Enforcement of Obligations  . . . . . . . . .   28

Article 7         Covenant and Undertaking of the Investor  . . . . .   28

      Section 7.1       Limitation on Dispositions  . . . . . . . . .   28
      Section 7.2       Ownership of Company Shares   . . . . . . . .   28

Article 8         Indemnification   . . . . . . . . . . . . . . . . .   29

      Section 8.1       Indemnification by Company  . . . . . . . . .   29
      Section 8.2       Indemnification by Limited Partner  . . . . .   30
      Section 8.3       Procedure   . . . . . . . . . . . . . . . . .   30
      Section 8.4       Contribution  . . . . . . . . . . . . . . . .   31
      Section 8.5       Indemnification Under Other Laws  . . . . . .   32
      Section 8.6       Advancement of Limited Partner's
                        Expenses  . . . . . . . . . . . . . . . . . .   32
      Section 8.7       Collection  . . . . . . . . . . . . . . . . .   33
      Section 8.8       No Inconsistent Position  . . . . . . . . . .   33
      Section 8.9       Remedies Not Exclusive  . . . . . . . . . . .   33

Article 9         Assignment  . . . . . . . . . . . . . . . . . . . .   33

      Section 9.1       Assignability of Limited Partner's
                        Right   . . . . . . . . . . . . . . . . . . .   33
      Section 9.2       Assignability of the Company's
                        Obligations   . . . . . . . . . . . . . . . .   33
      Section 9.3       Additional Limited Partners   . . . . . . . .   34
      Section 9.4       Binding Agreement   . . . . . . . . . . . . .   34





                                       ii
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Article 10        Miscellaneous   . . . . . . . . . . . . . . . . . .   34

      Section 10.1      Term  . . . . . . . . . . . . . . . . . . . .   34
      Section 10.2      Applicable Law  . . . . . . . . . . . . . . .   34
      Section 10.3      Notices   . . . . . . . . . . . . . . . . . .   34
      Section 10.4      Entire Agreement; Amendments  . . . . . . . .   35
      Section 10.5      Gender and Number   . . . . . . . . . . . . .   35
      Section 10.6      Counterparts.   . . . . . . . . . . . . . . .   35









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                           AGREEMENT AND UNDERTAKING


      AGREEMENT AND UNDERTAKING dated as of March 27, 1996 among Prime Residential, Inc., a corporation organized under the laws of the State of Maryland; Yugenkaisha Sankyo Sekiyu, a corporation organized under the laws of Japan ("Investor"); Jupiter-I L.P., a Delaware limited partnership; and AJ One Limited Partnership, a Delaware limited partnership.

      The Company, in order to induce Investor to become a party to the Partnership Agreement and acquire an Interest in the Partnership, and the parties, in consideration of the mutual promises and agreements made herein and intending to be legally bound, hereby agree as follows:

Article 1   Defined Terms.

      Section 1.1 Terms Defined Herein. The following terms shall, unless the context otherwise requires, have the meanings set forth in this Section 1.1.

      "Agreement" means this Agreement and Undertaking, as originally executed and as hereafter from time to time supplemented, amended and restated.

      "Indemnified Party" has the meaning given in Section 6.1, 6.2 or 6.3, as the case may be.

      "Material Adverse Effect," when used with reference to specified acts, failures or omissions to act, or conduct of a specified Person, means that such acts, failures or omissions to act, or conduct would have a material adverse effect on (i) the condition (financial or otherwise), earnings, business affairs or business prospects of such Person and its consolidated subsidiaries, considered as one enterprise, or (ii) the ability of such Person to perform its obligations under this Agreement.

      "Partnership Agreement" means the Agreement of Limited Partnership of the Partnership dated as of the Closing Date, as originally executed and as from time to time supplemented, amended or restated.

      "Registration Expenses" means all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement, including, without limitation, (a) the fees, disbursements and expenses of the Company's counsel, accountants (including the costs of any special audits or "cold comfort" letters) and experts in connection with the registration of Company Shares pursuant to this Agreement; (b) all
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expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus and any final prospectus, and any amendments or supplements to any thereof, relating to the Registration Shares, and the mailing and delivery of copies thereof, as required by the Securities Act and the rules and regulations of the SEC and the NASD; (c) all SEC filing fees in connection with the registration under the Securities Act of Registration Shares for issuance and delivery to the Limited Partner; (d) the filing fees, if any, incident to review by the NASD of the terms of the issuance and delivery of the Registration Shares; (e) all expenses in connection with the registration or qualification for offering and sale under state securities or "blue sky" laws of the states designated pursuant to
Section 5.5.4 of the Registration Shares, including filing or registration fees with state securities or "blue sky" authorities in connection with issuance and delivery of Registration Shares to the Limited Partner, and the fees and expenses of counsel in connection with such registration or qualification; (f) the cost (including the fees and expenses of counsel approved by the Company) of preparing and printing any "blue sky" survey in connection with the offering or delivery of Registration Shares; (g) fees and expenses in connection with listing the Registration Shares on each securities exchange or quotation system on which the Company Shares are then listed or admitted to trading; provided, however, that Registration Expenses does not include (i) any underwriting discounts or brokerage or other commissions, (ii) any transfer taxes payable because the Limited Partner has directed that Registration Shares deliverable to the Limited Partner be registered in the books and records of the Company in any name other than the name in which the Limited Partner's Interest is registered, or (iii) any expenses of the Limited Partner (including, without limitation, fees and expenses of its counsel).

      "Registration Shares" means, at the time of reference thereto, the Company Shares then registered or to be registered pursuant to this Agreement.

      "REIT" means a real estate investment trust described in Code Section
856.

      "SEC" means the Securities and Exchange Commission or any successor regulatory authority.

      Section 1.2 Incorporated Terms. The following terms, when used in this Agreement, shall, unless the context otherwise requires, have the meanings set forth in the Partnership Agreement (as the definitions of such terms in the Partnership Agreement are from time to time amended):

      "Affiliate"





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      "Amendment"

      "Capital Value"

      "Closing Date"

      "Code"

      "Collateral Value"

      "Company"

      "Company Shares"

      "Delaware Act"

      "Dispositions"

      "Exchange Act"

      "General Partner"

      "Interest"

      "Investor"

      "Investor Group"

      "Letter Agreement"

      "Limited Partner"

      "NASD"

      "Net Equity Value"

      "Other Events"

      "Partnership"

      "Person"

      "Pro Forma Priority Distribution"

      "Properties" and "Property"

      "Property Partnership"

      "Property Partnership Agreement"





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      "Redemption"

      "Refinancing"

      "Securities Act"

Article 2   Representations and Warranties of the Company.

      The Company hereby represents and warrants to, and covenants with, the Investor as follows:

      Section 2.1 Due Incorporation and Status.

            Section 2.1.1 Due Incorporation. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Maryland and is duly qualified or licensed, and in good standing, as a foreign corporation authorized to do business in each other jurisdiction in which its ownership of properties or its conduct of business requires such qualification or licensing, except where the failure to be so qualified or licensed, or in good standing, as a foreign corporation would not have a Material Adverse Effect.

            Section 2.1.2 REIT Status. As of the date hereof the Company qualifies as a REIT under the Code.

      Section 2.2 Authority. The Company has corporate power and authority to own, lease and operate its properties, directly or through subsidiaries, and to conduct its business as presently conducted.

      Section 2.3 Valid Agreement. This Agreement has been duly authorized, executed and delivered by the Company and represents the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      Section 2.4 No Default. The execution and delivery of this Agreement by the Company, the contribution by Prime Residential, L.P. of its limited partnership interest in the Property Partnership to the General Partner, admission of the investor to the Partnership as the Limited Partner, the execution and delivery of the Partnership Agreement by the General Partner and the Limited Partner, the execution and delivery by the general partner of the Property Partnership of the Letter Agreement, the making of the Amendment, the making by the General Partner and the Limited Partner of their respective capital contributions to the Partnership, and the performance by the general partner of the Property Partnership of its obligations under the Letter Agreement, the performance by the General Partner of its obligations under the Partnership Agreement and the performance by the Company of its





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obligations hereunder do not (a) violate the Articles of Incorporation or
By-Laws of the Company; or (b) violate or constitute a breach of or default under the Property Partnership Agreement or any mortgage, indenture, loan agreement, promissory note or similar agreement to which the Company or any of its Affiliates is a party, or by which any of them is bound, or to which any property of the Company or any of its Affiliates is subject, except where such violations, breaches or defaults would not, singly or in the aggregate, have a Material Adverse Effect; or (c) conflict with or violate any law or any regulation, rule, order or decree of any governmental body, court or administrative agency having jurisdiction over the Company or its Affiliates or the properties of any of them, except where such conflicts or violations would not, singly or in the aggregate, have a Material Adverse Effect.

      Section 2.5 No Required Consents. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder, the contribution by Prime Residential, L.P. of its limited partnership interest in the Property Partnership to the General Partner, admission of the investor to the Partnership as the Limited Partner, the execution and delivery of the Partnership Agreement by the General Partner and the Limited Partner, the execution and delivery by the general partner of the Property Partnership of the Letter Agreement, the making of the Amendment, the making by the General Partner and the Limited Partner of their respective capital contributions to the Partnership, and the performance by the general partner of the Property Partnership of its obligations under the Letter Agreement, the performance by the General Partner of its obligations under the Partnership Agreement and the performance by the Company of its obligations hereunder do not require any filing or registration with, or the receipt of any consent by, any governmental or regulatory authority or other person by the Company or any of its Affiliates other than any which have already been obtained or waived and those provided for in Article 5.

      Section 2.6 Reservation of Company Shares. The Company has duly reserved solely for purposes of issuance pursuant to this Agreement 925,006 Company Shares.

      Section 2.7 Validity of Company Shares. The Company has duly authorized the issuance and delivery of Company Shares pursuant to this Agreement and, upon delivery, such Company Shares will be duly authorized, validly issued, fully paid and non-assessable.

      Section 2.8 Disclosure. The Company has heretofore delivered to the Investor the form of the Annual Report on Form





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10-K to be filed by the Company under the Exchange Act for the year ended
December 31, 1995.

            Section 2.8.1 No Misstatement or Omission. At the time of filing, such Annual Report complied in all material respect with the requirements of the Exchange Act and the rules and regulations promulgated by the SEC thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            Section 2.8.2 Financial Statements. The financial statements, including the notes thereto, and supporting schedules included in such Annual Report have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations for the periods shown.

            Section 2.8.3 Outstanding Company Shares. The authorized, issued and outstanding Company Shares are as set forth in such Annual Report (except for subsequent issuances, if any, pursuant to reservations, agreements, stock options, employee benefit plans or the exercise of convertible securities referred to in such Annual Report).

            Section 2.8.4 Subsequent Events. Since the respective dates as of which information is given in such Annual Report, except as otherwise stated therein, there has not been any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

      Section 2.9 Mortgage Revenue Bonds and Mortgage Documents.

            Section 2.9.1 The Property Partnership has delivered to the Investor (or its representatives) true, correct and complete (in all material respects) summaries of all bonds, notes, mortgages, guaranties and other loan documents (collectively, the "Mortgage Documents") affecting the Properties which summaries are attached as Schedule 2.9.1(a) hereto, together with true, correct and complete copies of the Placement Memoranda for the bonds identified on Schedule 2.9.1(b) attached hereto (the "Mortgage Revenue Bonds"). The Mortgage Revenue Bonds and the Mortgage Documents are each in full force and effect and, except as may otherwise be described in the Disclosure Schedule, no default or event of default (or any other event which, with notice or the passage of time or both, would constitute a default or event of default) which could result in an acceleration of indebtedness





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thereunder has occurred under the Mortgage Revenue Bonds or any Mortgage
Document. The Mortgage Revenue Bonds and the Mortgage Documents (and the provisions thereof) have not been superseded, amended, modified, cancelled or otherwise changed, released, subordinated or waived by the Property Partnership or the lender thereunder except as may otherwise be set forth in the Disclosure Schedule. Except as may otherwise be set forth in the Disclosure Schedule, no maturity of any Mortgage Revenue Bond and/or Mortgage Document has been accelerated. Each Mortgage Revenue Bond and Mortgage Document is listed on the Loan and Property Schedule (as such term is defined below). Except in respect of matters contemplated by Section 2.10.3, none of the Properties (or any interest therein) have been pledged or mortgaged as security for any indebtedness or other monetary obligations (other than the indebtedness evidenced and/or secured by the Mortgage Documents), and the Mortgage Documents are not cross-collateralized or cross-defaulted with any other loan documents or agreements of any kind (except that the Mortgage Documents may be cross-defaulted and cross-collateralized among themselves).

            Section 2.9.2 Except as may otherwise be set forth in the Disclosure Schedule, no foreclosure action or other form of enforcement has been commenced with respect to any Mortgage Document or is imminent with respect to any Mortgage Document.

            Section 2.9.3 As of the date of this Agreement, the unpaid principal balance of the Mortgage Revenue Bonds and each Loan (as defined below) is as more particularly set forth on the Loan and Property Schedule, and all interest due thereunder has been paid as of the date of this Agreement. Interest payments under the Mortgage Revenue Bonds have been exempt from all federal income taxation. The Company will use its best efforts to take all actions necessary to maintain the Mortgage Revenue Bonds' exemption from all federal taxation.

            Section 2.9.4 The respective principal and interest amounts currently outstanding with respect to each loan evidenced and/or secured by the Mortgage Documents (individually, a "Loan", and collectively, the "Loans") as of the date of this Agreement are as set forth in the Loan and Property Schedule.

            Section 2.9.5 True, correct and complete (in all material respects) summaries of any and all (i) letters of credit and other credit enhancement instruments or agreements (including, without limitation, letter of credit reimbursement agreements) (collectively, the "LC Documents"), and (ii) "swap", "hedge", "cap", "collar" and other similar interest rate protection agreements (collectively, "Interest Rate Protection Agreements") with respect to the Loans or Properties have heretofore been delivered by the Property Partnership to the Investor (or its





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representatives) and said summaries are attached hereto as Schedule 2.9.5.  The
LC Documents and the Interest Rate Protection Agreements are each in full force and effect. No LC Documents or Interest Rate Protection Agreements have been superseded, amended, modified, cancelled or otherwise released or waived by the Property Partnership. Each LC Document and Interest Rate Protection Agreement is listed on the Loan and Property Schedule.

      Section 2.10      The Properties.

            Section 2.10.1 Except as may otherwise be set forth in the Disclosure Schedule, (i) the Property Partnership has not given or received any notice or claim of material default which remains uncured with respect to any lease relating to any Property owned by it other than notices of default given to or received from residents of multi-family rental properties, and (ii) the Property Partnership has not pledged, assigned or encumbered its interest in any such leases or the rents payable thereunder except pursuant to the Mortgage Documents.

            Section 2.10.2 Except as may otherwise be set forth in the Disclosure Schedule, (i) there are no pending or threatened in writing set off, abatement, counterclaim, lender liability claim or defense, or any right of rescission, whether based on its acts or omissions or otherwise which could have a Material Adverse effect, (ii) true, correct and complete copies of all title insurance policies insuring the Property Partnership's interest in each Property owned by it are in the possession or control of the Property Partnership, and (iii) no claims have been made by the Property Partnership under its related title insurance policy insuring title to its interest in any Property and each such policy is in full force and effect and fully paid for, and the Property Partnership has not, to the Company's knowledge, done anything by act or omission, and the Property Partnership has not received written notice of and/or otherwise has no knowledge of any matter, that would impair the enforceability of any such title insurance policy or entitle the insurer thereunder to assert any exception from, or defense to, coverage thereunder not set forth therein.

            Section 2.10.3 The Property Partnership has good and marketable title to each Property owned by it. None of the Properties or assets of any of the Property Partnership are subject to any Lien except (a) liens securing the Loans on the Mortgage Revenue Bonds, (b) Permitted Statutory Liens not yet delinquent, and (c) Liens not yet delinquent or the validity of which are being contested in good faith by appropriate actions and for which appropriate reserves have been made.

            Section 2.10.4 All operating statements and other financial statements and financial data for each Property that have





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

heretofore been delivered to the Investor (or its representatives) were true, complete and correct (in all material respects) and accurately presented the financial condition of the Property Partnership as of the dates thereof.

            Section 2.10.5 Except as may otherwise be disclosed in the Disclosure Schedule and subject to the matters contemplated in Section 2.10.3 above, all real estate taxes, charges and assessments (whether confirmed or unconfirmed, and whether or not payable in installments), private maintenance charges, condominium or homeowner's association dues and other prior lien charges due and payable as of the date of this Agreement with respect to each Property have been paid in full.

            Section 2.10.6 Except as may otherwise be disclosed in the Disclosure Schedule (and ordinary wear and tear excluded), there are no material defects in the roof, walls, foundation, structural, mechanical or HVAC systems in any Property and no material capital improvements or repairs shall be required to be made to any Property in order to maintain such Property in a first class manner and/or to comply with any applicable laws, and no such material capital improvements and/or repairs are presently in the process of being made. Adequate reserves have been and are being maintained for each Property for contingencies in connection with the capital improvement, repair, operation, maintenance, replacement and/or preservation thereof. Without limiting the generality of the foregoing, there is no material unrepaired damage to any Property resulting from fire or other hazard or casualty event.

            Section 2.10.7 There are no existing engineering reports, soil studies and reports, plans, specifications, architectural and engineering drawings, or other similar material reports, studies and items relating to each Property in the possession or control of the Property Partnership that set forth any matters or conditions which could have a material adverse effect on the current or planned construction, development and/or use of the relevant Property.

            Section 2.10.8 Each of the Loans evidenced and/or secured by a Mortgage Document was a bona fide, arms-length transaction.

            Section 2.10.9 Except as may otherwise be disclosed in the Disclosure Schedule, (i) the Property Partnership has not received any written notice or has any knowledge (A) of any material violation of any zoning, building, or other federal, state or municipal law, ordinance, regulation or any restrictive covenant relating to the maintenance, operation, occupancy, or use of any Property in its present manner, (B) that any material permits,





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consents, approvals or certificates of occupancy required by any governmental authority having jurisdiction over any Property have not been performed, issued, renewed or paid or are not in full force and effect, (C) of any covenants, restrictions or any other state of facts affecting any Property which could materially interfere with, or have any material adverse effect upon, the present or intended construction, development, use and/or operation of such Property and (D) that there is a moratorium or governmental order in effect with respect to any Property or that any such moratorium or similar ordinance is contemplated, and (ii) the Property Partnership has not proffered any material improvements or alterations to any Property to any governmental authority.

            Section 2.10.10 The Property Partnership maintains adequate hazard, flood and other insurance policies insuring each Property against such risks as are customarily insured against by prudent owners of properties similarly situated as the Properties. Except as may otherwise be disclosed in the Disclosure Schedule, each insurance policy is in full force and effect, is fully paid, and otherwise satisfies the terms and conditions of the relevant Mortgage Documents regarding the same, and true, correct and complete summaries (in all material respects) of all such insurance policies have been delivered to the Investor (or its representatives) and are attached hereto as Schedule 2.10.10.

            Section 2.10.11 Except as may otherwise be set forth in the Disclosure Schedule, no brokerage commissions or other compensation is or will be due or payable by or on behalf of the Property Partnership to any Person, firm, corporation, or other entity with respect to, or on account of, any of the leases, or any renewals thereof. A true, correct and complete copy of a rent roll listing, as of the date thereof, each lease and tenancy affecting each Property has heretofore been delivered by the Property Partnership to the Investor (or its representatives). Said rent roll lists (i) the unit occupied by each such tenant, (ii) the rent payable by such tenant, (iii) any security furnished by such tenant, (iv) the term of such tenancy, and (v) any delinquencies in the payment of such tenant's rent. Each of such leases is in effect, with no material amendments or modifications thereto that are not listed on such rent roll, and no credit, set-off, recoupment, counterclaim or defense is being claimed against any Property or the Property Partnership by any tenant against rent coming due except for any immaterial claims in the ordinary course of the operation of multi-family residential properties.

            Section 2.10.12 Set forth on Schedule 2.10.12 attached hereto is a true, correct and complete list of all property management, leasing brokerage agreements and other material contracts relating to each Property. Each such agreement is in full force and effect and unmodified (except as otherwise provided





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

on said Schedule except for any modifications which could not materially and adversely affect the value of the affected Property), and no material default (or event which, with notice or the passage of time or both, would constitute a material default) has occurred thereunder.

            Section 2.10.13 No Property is subject to any condominium regime(s) or cooperative regime(s).

            Section 2.10.14 Except as may otherwise be disclosed in the Disclosure Schedule, there are no material contingent liabilities arising out of the ownership, use or operation of, or affecting, any Property or any part thereof not disclosed in writing to the Investor and required to be disclosed pursuant to generally accepted accounting principles.

            Section 2.10.15 The Loan and Property Schedule (as defined below) is true, correct and complete in all respects as of the date of this Agreement. For purposes hereof, the term "Loan and Property Schedule" means the schedule identifying the Loans and Properties which is attached hereto as Schedule
2.10.15 and which set forth, among other things, the following information concerning each Loan and each Property to the extent applicable to such Loan or
Property: (a) the street address of the Property (or other evidence identifying the location of such Property); (b) the name of the lender; (c) the unpaid principal balance and interest rate for each Loan; and (d) any unpaid accrued interest and other charges or amounts with respect to each Loan.

            Section 2.10.16 Neither the Property Partnership nor the Company nor any Affiliate of either of them is (i) a tenant or subtenant of any Property or (ii) the holder of any debt with respect to any of the Properties.

            Section 2.10.17 No Property is subject to or regulated by any rent stabilization, rent control, rent moratorium or other similar laws.

            Section 2.10.18 There is no proceeding pending or overtly threatened for the total or partial condemnation of any Property or for the relocation of roadways providing access to any Property.

            Section 2.10.19 The Property Partnership does not own or hold, nor is obligated under or a party to, any options, rights of first refusal or any contractual right to purchase, acquire, sell, assign or dispose of fee simple title to any Property.

            Section 2.10.20 Each Property has access to and from a public street and road which is adequate for its intended use, and all such streets and roads have been completed, dedicated to the public use and accepted for all purposes by the appropriate governmental authority.

            Section 2.10.21 All utility services are available and operational in sufficient size and capacity for the operation of each Property for its intended use.

      Section 2.11      The Property Partnership and the General Partner.

            Section 2.11.1 The Property Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Illinois and has the requisite power to carry on its business as now conducted. Prime MFP Residential, Inc. (the "Property Partnership General Partner") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power to carry on its business as now conducted. The Property Partnership is duly qualified, licensed and authorized as a foreign limited partnership to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or to the nature of its activities makes such qualification or licensing necessary except where the failure to be so qualified or licensed, or in good standing, as a foreign limited partnership
would not have a Material Adverse Effect.   The Property Partnership General
Partner is duly qualified, licensed and authorized as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary except where the failure to be so qualified or licensed, or in good standing, as a foreign limited partnership would not have a Material Adverse Effect. True, correct and complete copies of the certificate of limited partnership of the Property Partnership and the Amended and Restated Agreement of Limited Partnership of the Property Partnership, dated as of August 31, 1994 (the "Property Partnership Agreement"), and of the certificate of incorporation and by-laws for the Property Partnership General Partner have heretofore been delivered to the Investor and are accurate, complete, unmodified and in full force and effect as of the date hereof. As of the date hereof and immediately prior to execution of this Agreement, the outstanding partnership interests of the Property Partnership consist of (i) a 1% general partnership interest in the profits, losses, distributions and credits of the Property Partnership held by the General Partner, and (ii) a 99% limited partnership interest in the profits, losses, distributions and credits of the Property Partnership held by Prime Residential, L.P. Other than in connection with the consummation of the transactions contemplated under this Agreement, there are no outstanding opinions, warrants, calls, subscriptions or other rights or agreements or commitments obligating the Property Partnership or its Affiliates to issue, transfer or sell any additional partnership interests in the Property Partnership. The tax basis of the Property Partnership (and each partner in the Property Partnership) in each Property is as set forth on
Schedule 2.11.1(a) attached hereto. Set forth on Schedule 2.11.1(b) attached hereto are the outstanding "Capital Contribution", "Adjusted Contribution" and "Capital Account" (as such terms are defined in the Property Partnership Agreement) balances for each partner in the Property Partnership, which
Schedule is true, accurate and complete as of the date hereof. No partner is in default under or in violation of any provision of the Property Partnership Agreement except for any immaterial defaults which have been waived by the other parties thereunder.

            Section 2.11.2 Neither the Property Partnership nor the Property Partnership General Partner has any Subsidiaries or any equity or similar interest, whether voting or non-voting, in any Person. The only real and personal property owned or leased by the Property Partnership are the Properties and related personal property and assets. The sole business and purpose of the Property Partnership is to, directly or indirectly, manage, operate, lease and dispose of the Properties or interests therein and, subject to the Property Partnership Agreement, to engage in any related activities. The Property Partnership has no assets other than the Properties, cash on hand (including operating cash, cash reserves and marketable securities) in the amount of approximately $1,832,000 as of December 31, 1995, and tangible personal property held in the ordinary course of business and consistent with past practices. The Property Partnership General Partner has, and will at all times hereafter have, no material assets other than its general partnership interest in the Property Partnership. The sole business and purpose of the Property Partnership General Partner is, and will at all times be, to act as the general partner of the Property Partnership in accordance with the terms and conditions of the Property Partnership Agreement and to own its general partnership interest in the Property Partnership.

            Section 2.11.3 The Property Partnership and the Property Partnership General Partner have heretofore delivered to the Investor (or its representatives) the financial statements listed on Schedule 2.11.3 attached hereto, all of which financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the consolidated financial position of the Property Partnership and the General Partner (respectively) as of the date thereof and the results of each of its operations and changes in each of its financial position for the periods then ended.

            Section 2.11.4 Neither the Property Partnership nor the Property Partnership General Partner has any liabilities or obligations, absolute or contingent, not reflected or disclosed in its financial statements referred to in Section 2.11.3 above which were required to be reflected or disclosed therein in accordance with generally accepted accounting principles and which would have a Material Adverse Effect. Since the date of completion of its respective financial statements referred to in Section 2.11.3 above, except as may otherwise be disclosed in the Disclosure Schedule, neither the Property Partnership nor the Property Partnership General Partner has incurred any such liabilities or obligations.

            Section 2.11.5 With respect to each of the Property Partnership and the Property Partnership General Partner, except as and to the extent set forth on its applicable financial statements referred to in Section 2.11.3 above, except as may otherwise be set forth on the Disclosure Schedule, since the date of completion of said financial statements, there has not been (a) any material adverse change in its Condition, (b) any entry by it into any material commitment or transaction which is not in the ordinary course of its business and consistent with past practice; (c) any material change by it in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (d) any declaration, payment or setting aside for payment of any distributions (whether in cash or property) in respect to its partnership interests or any other of its securities; (e) any material revaluation by it of any of its assets, including without limitation, writing off of notes or accounts receivable; (f) any agreement by it to take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty herein untrue or incorrect in any material respect; (g) any material damage, destruction or loss, whether covered by insurance or not, having an adverse effect upon its Condition; (h) any issuance, grant, sale or pledge or agreement to issue, grant, sell or pledge by it, with any Person, any partnership interests in the Property Partnership or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, partnership interests in the Property Partnership (in the case of the Property Partnership) or any securities (in the case of the Property Partnership General Partner);
(i) any acquisition of assets by it; or (j) any disposition, encumbrance or mortgage of any of its assets or properties (including the Properties).

            Section 2.11.6 There is no action or proceeding or investigation pending or, to the Company's knowledge, threatened against or involving the Property Partnership, the Company, the Property Partnership General Partner, any properties or rights of the Property Partnership or of the Property Partnership General

Partner or any Property which if adversely determined would, individually or in the aggregate, have a Material Adverse Effect on the Condition of the Property Partnership or the Property Partnership General Partner nor is the Property Partnership, the Company, the Property Partnership General Partner or any of their respective assets or properties (including the Properties) subject to any order, writ, injunction or decree which would have such an effect. Without limiting the generality of the foregoing, neither the Property Partnership, the Company, the Property Partnership General Partner nor the existing Limited Partner (i.e., Prime Residential, L.P.) is a debtor in any state or federal bankruptcy, insolvency, liquidation, reorganization, receivership or arrangement proceeding, and no such proceeding is pending or has been threatened in writing.

            Section 2.11.7 Except as may otherwise be set forth on the Disclosure Schedule, each of the Property Partnership and the Property Partnership General Partner has duly filed all tax returns that it was required to file and, to their knowledge, all such tax returns were correct and complete. The Property Partnership constitutes a partnership for all income tax purposes rather than a corporation or association taxable as a corporation. The Property Partnership currently has in effect an election pursuant to
Section 754 of the Internal Revenue Code.

            Section 2.11.8 Each of the Property Partnership and the Property Partnership General Partner has all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities required to enable it to continue to conduct its business as presently conducted in material compliance with all applicable laws.

            Section 2.11.9 The Property Partnership is not in material default, and no event has occurred which with notice, the passage of time or both, would constitute a material default, under any contract or lease, and all such contracts and leases are valid and binding agreements (except that no representation is made with respect to any contracts or leases a default under which, or the failure of which to be valid and binding, would not, individually or in the aggregate, have a Material Adverse Effect on the Condition of the Property Partnership).

            Section 2.11.10 Except as may be described in the Disclosure Schedule, neither the Property Partnership nor the Property Partnership General Partner has entered into any of the following transactions with any Affiliate or Individual Affiliate in connection with which it has continuing obligations in effect as of the date of this Agreement: the direct or indirect purchase, acquisition or lease of any property from, or the sale, transfer or lease of any property (including any Property) to, or the borrowing of any money from, or the guarantee of any obligation of, or the acquisition of any stock, obligations or securities of, or the entering into of any merger or consolidation agreement, or any management, consulting, employment or similar fee arrangement or the entering into of any other transaction or arrangement with, or the making of any payment to (other than normal salary and bonus payments), any Affiliate or Individual Affiliate, in the ordinary course of business or otherwise, which is not on terms at least as favorable to the Property Partnership or the Property Partnership General Partner (as the case may be) as would have been applicable if such transaction had been entered into on an arm's-length basis with an unaffiliated third party.

            Section 2.11.11 No written statement, certificate, schedule, list or other written information furnished by or on behalf of the Property Partnership to the Investor (or its representatives) in connection with the transactions contemplated by this Agreement or by the Partnership Agreement or the Letter Agreement contains or will contain any materially untrue statement or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were maid, not misleading. No transfer taxes are or will be payable by the Partnership or the Investor in connection with the acquisition by Jupiter-I, L.P. of the 99% limited partnership interest in the Property Partnership or, in the event such transfer taxes do arise, will be paid by the Company.

            Section 2.11.12 Except for the matters disclosed in respect of the Saguaro Crest Property in the SEC filings made by the Company for the period ending December 31, 1995.

                  Section 2.11.12.1 The Property Partnership has complied with all applicable requirements of law relating to or affecting the operations, conduct or ownership of each Property and/or its business, the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect on its Condition.

                  Section 2.11.12.2 The Properties are each in full compliance with Environmental Laws and the Property Partnership has obtained all necessary permits or authorizations required under Environmental Laws;

                  Section 2.11.12.3 There has been no release or discharge of Hazardous Materials at any of the properties presently or formerly owned or operated by the Property Partnership or any predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any property presently or formerly owned or operated by the Property Partnership or any predecessor in interest.

                  Section 2.11.12.4 No Hazardous Materials have been handled, stored, treated, or disposed at any property currently or formerly owned or operated by the Property Partnership or any predecessor in interest except in compliance with Environmental Laws.

                  Section 2.11.12.5 No Environmental Actions have been asserted against the Property Partnership or the properties owned by it or any predecessor in interest nor does the Property Partnership have knowledge or notice of any threatened or pending Environmental Action against it or the properties owned by it or any predecessor in interest.

                  Section 2.11.12.6 No Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by the Property Partnership or any predecessor in interest.

                  Section 2.11.12.7 None of the properties currently or formerly owned or operated by the Property Partnership have been listed or have been proposed to be listed on the National Priorities List, CERCLA or any similar state list of contaminated sites requiring investigation or remedial actions.

                  Section 2.11.12.8 No Environmental Liens have been asserted or threatened to be asserted and no deed restrictions or other institutional controls have been recorded against or threatened to be recorded against any property currently or formerly owned by the Property Partnership or any predecessor in interest.

            Section 2.11.13 As used herein, the following terms shall have the meanings indicated below:

            "Condition" means, with respect to any Person, the business, assets, properties, results of operations, financial or other condition or prospects of such Person and its Subsidiaries, taken as a whole.

            "Environmental Laws" includes the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., as amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et seq., and any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment.

            "Environmental Action" means any action, proceeding, investigation or inquiry in connection with, or any sanction or remedial obligation under, any applicable Environmental Law.

            "Environmental Lien" means any Lien imposed in connection with or under any applicable Environmental Law.

            "Individual Affiliate" means any Person who is or has been (a) a partner of the Property Partnership, (b) a director, officer or shareholder of the Company, the General Partner or the Limited Partner, or (c) any "associate" (as defined in the rules pursuant to the Exchange Act) of any of the above.

            "Lien" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, encumbrance, participation interest, assignment, or other restriction or limitation.

            "Permitted Statutory Liens" means statutory Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and incurred in the ordinary course of business for sums not yet delinquent, or Liens being contested in good faith by appropriate actions and for which appropriate reserves have been made.

            "Subsidiary" means, with respect to any Person, any corporation at least a majority of whose outstanding voting securities, or any other person at least a majority of whose total equity interest, is owned by such Person.

      Section 2.12      Limitation on Representations.

            It is understood by the Investor that each of the representations and warranties made by the Company, the Property Partnership and the General Partner in this Agreement have been made to the best of such party's knowledge, after a due and careful inquiry by such party of the relevant facts necessary to make such representations and warranties.


Article 3 Representations and Warranties of the Partnership and the General Partner.

      The Company, the Partnership and the General Partner hereby represent, warrant to, and covenant with, the Investor as follows:

      Section 3.1 Due Formation of the Partnership. The Partnership has been duly organized and is validly existing and in good standing as a limited partnership under the laws of Delaware and is duly qualified or licensed, and in good standing, as a foreign limited partnership authorized to do business in each other jurisdiction in which its ownership of its assets or its conduct of business requires such qualification or licensing, except where the failure to be so qualified or licensed, or in good standing, as a foreign limited partnership would not have a Material Adverse Effect.

      Section 3.2 Due Formation of the General Partner. The General Partner has been duly organized and is validly existing and in good standing as a limited partnership under the laws of Delaware and is duly qualified or licensed, and in good standing, as a foreign limited partnership authorized to do business in each other jurisdiction in which its ownership of its assets or its conduct of business requires such qualification or licensing, except where the failure to be so qualified or licensed, or in good standing, as a foreign limited partnership would not have a Material Adverse Effect.

      Section 3.3 Valid Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership and the General Partner and represents the valid and binding obligation of each of them, enforceable against each of them in accordance with its terms.

      Section 3.4 No Default. The execution and delivery of this Agreement by the Partnership and the General Partner and the performance by the Partnership and the General Partner of their respective obligations hereunder, the contribution by Prime Residential, L.P. of its limited partnership interest in the Property Partnership to the General Partner, admission of the Investor to the Partnership as the Limited Partner, the execution and delivery of the Partnership Agreement by the General Partner and the Limited Partner, the making by the General Partner and the Limited Partner of their respective capital contributions to the Partnership, and the performance by the General Partner of its obligations under the Partnership Agreement do not (a) violate the Partnership Agreement or the agreement of limited partnership of the General Partner; or (b) violate or constitute a breach of or default under any mortgage, indenture, loan agreement, promissory note or similar agreement to which the Partnership or the General Partner is a party, or by which either of them is bound, or to which any property of the Partnership or the General Partner is subject, except where such violations, breaches or defaults would not, singly or in the aggregate, have a Material Adverse Effect; or (c) conflict with or violate any law or any regulation, rule, order or decree of any governmental body, court or administrative agency having jurisdiction over the Partnership or the General Partner or the properties of either of them, except where such conflicts or violations would not, singly or in the aggregate, have a Material Effect.

      Section 3.5 No Required Consents. The execution and delivery of this Agreement by the Partnership and the General Partner and the performance by the Partnership and the General Partner of their obligations hereunder, the contribution by Prime Residential, L.P. of its limited partnership interest in the Property Partnership to the General Partner, admission of the investor to the Partnership as the Limited Partner, the execution and delivery of the Partnership Agreement by the General Partner and the Limited Partner, the making by the General Partner and the Limited Partner of their respective capital contributions to the Partnership, and the performance by the General Partner of its obligations under the Partnership Agreement do not require any filing or registration with, or the receipt of any consent, approval or permit by, any governmental or regulatory authority or other person by the Partnership and the General Partner other than any which have already been obtained or waived and those that might be required in conjunction with the actions of the Company provided for in Article 5.

      Section 3.6 Admission of the Limited Partners. All action required to be taken by the General Partner for the admission of the Investor to the Partnership as the Limited Partner has been taken and, upon payment of the capital contributions as provided in the Partnership Agreement, the Investor will be a Limited Partner, entitled to the benefits of the Partnership Agreement and the Delaware Act.

      Section 3.7 Certain Financial Matters. The computation of (a) the Capital Value of the Properties set forth in Schedule B to the Partnership Agreement, (b) the Collateral Value and Net Equity Value of the Properties set forth in Schedule C to the Partnership Agreement and (c) the Pro Forma Priority Distribution set forth in Schedule D to the Partnership Agreement, and the financial information set forth in such Schedules on which such computations are based, are true and correct.

Article 4   Representations and Warranties of the Investor.

      In order to induce the Company, the Partnership and the General Partner to enter into this Agreement and to consummate the transactions contemplated hereby, the Investor hereby represents and warrants to, and covenants with, the Company, the Partnership and the General Partner as follows:

      Section 4.1 Organization. The Investor is a corporation organized under the laws of Japan, and is not organized or qualified to do business under, or resident in, the United States of America or any state or other subdivision thereof. In addition, the Investor is not a "U.S. person," as that term is defined under Rule 902(o) of Regulation S promulgated under the Securities Act.

      Section 4.2 Accredited Investor. The Investor is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

      Section 4.3 Valid Agreement. The Investor has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Investor, by its attorney-in-fact thereunto duly authorized, and constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

      Section 4.4 Consultation and Reliance. The Investor has consulted with and relied upon the advice of the Investor's own attorney, accountant and investment advisor with respect to the execution and delivery by the Investor of this Agreement, the Partnership Agreement and the other related agreements, documents and instruments, and in connection with the consummation of the transactions contemplated thereby.

      Section 4.5 Opportunity for Inquiry. The Investor has had a reasonable opportunity to ask questions of and receive answers from representatives of the Company and the Partnership regarding the business, management and financial affairs of the Company and the Partnership, including, without limitation, matters relating to the Properties, and all financial and business matters related thereto.

      Section 4.6 Evaluation.      The Investor has evaluated the merits and
risks of executing and delivering this Agreement and the Partnership Agreement and the other documents, instruments and agreements related thereto, and has evaluated the merits and risks of consummating the transactions contemplated thereby.

      Section 4.7 Review of Materials. The Investor has reviewed such documents, agreements, records, and books pertaining to the Company and the Partnership and their respective businesses and financial affairs, including, without limitation, those relating to the properties of the Partnership and financing thereof, as the Investor has deemed necessary or appropriate under the circumstances; and the Investor acknowledges and agrees that all documents, agreements, instruments, records, and books pertaining to the Company and the Partnership and their respective businesses and financial affairs, including, those relating to the Properties of the Partnership and financing thereof, have been made available to the Investor and his attorneys, accountants and advisors for inspection.

      Section 4.8 Knowledge and Experience. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks involved in connection with the transactions contemplated hereby.

Article 5   Covenants and Undertakings of the Company.

      Section 5.1 Preservation of Existence and REIT Status.

            Section 5.1.1 Corporate Existence. Except with respect to a transaction permitted under the Partnership Agreement, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights as a corporation under the laws of the State of Maryland.

            Section 5.1.2 REIT Status. The Company will do or cause to be done all things necessary to meet the requirements to continue to qualify as a REIT.

      Section 5.2 Reservation of Shares. The Company will continue to maintain as reserved those Company Shares reserved in accordance with Section 2.6 and will, within 30 days after the end of each calendar year, in good faith compute the maximum number of Company Shares that the Company reasonably determines would be deliverable upon the exercise by the Limited Partner at the end of such year of its option to cause the Partnership to redeem its Interest pursuant to Section 8.03(c) of the Partnership Agreement (without regard to whether such option is then exercisable) and, upon the making of such computation, will reserve and keep available out of the authorized Company Shares such additional Company Shares as may be necessary to maintain as reserved the number of Company Shares so computed and shall take all such action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable Company Shares in accordance herewith and therewith.

      Section 5.3 Maintenance of Listing of Company Shares. The Company shall use its best efforts to keep the Company Shares listed on the New York Stock Exchange. If, notwithstanding its exercise of its best efforts, the Company Shares are not listed on the New York Stock Exchange, the Company shall, at its own expense, cause the Company Shares to be listed or admitted to trading on another national securities exchange or the NASDAQ National Market System.

      Section 5.4 Contribution of Cash or Company Shares. Upon the dissolution and liquidation of the Partnership or the Redemption of the Limited Partner's Interest, the Company shall, or shall cause one or more of its Affiliates to, contribute or lend to one or more of its Affiliates (including the General Partner)for contribution to the Partnership or the General Partner such amount of cash and/or such number of Company Shares as are necessary, together with cash held by the Partnership (whether from prior operations or from Dispositions, Refinancings, Other Events or otherwise) and Company Shares owned by the Partnership and available for the purpose, to permit the Partnership timely to make the distribution to the Limited Partner provided in Section 8.02(a)(i), 8.03(b) or (c) or 8.04(a), as the case may be, of the Partnership Agreement in accordance with the terms thereof.

      Section 5.5 Registration of Company Shares. If, upon the dissolution and liquidation of the Partnership or the Redemption of the Limited Partner's Interest, the General Partner shall determine, in its sole and absolute discretion, to distribute any Company Shares to the Limited Partner, the Company shall either (a) register under the Securities Act and register or qualify under any applicable state securities or "blue sky" laws of the states as determined pursuant to Section 5.5.4 any Company Shares to be so distributed to the Limited Partner if such Company Shares would then be permitted to be resold by the Limited Partner without registration under the Securities Act (as determined by counsel of the Company) or (b) if the registration provided in the foregoing clause (a) would not permit resale of such Company Shares by the Limited Partner without registration under the Securities Act, register under the Securities Act and register or qualify under any applicable state securities or "blue sky" laws of the states as determined pursuant to Section
5.5.4 for resale by the Limited Partners any Company Shares or distributed to the Limited Partner. Upon the election of the General Partner to distribute Company Shares pursuant to the Partnership Agreement, the obligations of the Company to register Company Shares under this Agreement shall include, but not be limited to, the following:

            Section 5.5.1 Registration Statement. The Company shall, as promptly as practicable, prepare and file and use its best efforts to cause to become effective under the Securities Act a registration statement covering the Registration Shares and shall timely prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the Registration Shares by the Limited Partner until (a) if, pursuant to Section 5.5(a), the Company has registered Company Shares for distribution to the Limited Partner, the completion of such distribution and (b) if, pursuant to Section 5.5(b), the Company has registered Company Shares for resale by the Limited Partner, the earliest of (i) the disposition of all of the Registration Shares by the Limited Partner, (ii) the time when the Limited Partner can, in conformity with the Securities Act, sell the Registration Shares without such Company Shares being registered under the Securities Act and without delivery of a prospectus and (iii) two years from the effectiveness of the registration statement. The Company may require the Limited Partner to furnish the Company for inclusion in the registration statement for Registration Shares such information regarding the Limited Partner and the distribution of the Registration Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with the registration of such Registration Shares.

            Section 5.5.2 Reasonable Investigation. In connection with the preparation and filing under the Securities Act of the registration statement covering Registration Shares, the Company will give the Limited Partner and the underwriter, if any, of the Registration Shares, and their respective counsel and accountants, drafts of such registration statement for their review and comment prior to filing and shall afford them such reasonable and customary access to the books and records of the Company, and such opportunities to discuss the business of the Company with its officers, counsel and advisors, and the independent public accountants who certified the Company's financial statements, as shall, in the opinion the Limited Partner and such underwriter and their respective counsel, be necessary to conduct a reasonable investigation (as that term is used in the Securities Act).

            Section 5.5.3  Copies of Registration Statement and Prospectus.
The Company shall furnish the Limited Partner and any underwriter of Registration Shares such number of conformed copies of the registration statement and of each amendment and supplement thereto (in each case including all exhibits), and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such documents incorporated by reference in such registration statement and such other documents as the Limited Partner or such underwriter may reasonably request.

            Section 5.5.4 Blue Sky. The Company shall use its best efforts to register or qualify all Registration Shares under the securities or "blue sky" laws of such jurisdictions as the Limited Partner or any underwriter of the Registration Shares shall reasonably request, and to do any and all other acts and things which may be reasonably requested by the Limited Partner or such underwriter to consummate the disposition of the Registration Shares in such jurisdictions, and to maintain such registration or qualification in each such jurisdiction until (a) if, pursuant to Section 5.5(a), the Company has registered Company Shares for distribution to the Limited Partner, the completion of such distribution and (b) if, pursuant to
Section 5.5(b), the Company has registered Company Shares for resale by the Limited Partner, the earliest of (i) the disposition of all of the Registration Shares by the Limited Partner, (ii) the time when the Limited Partner can, in conformity with the securities or blue sky laws of such jurisdiction, sell the Registration Shares in such jurisdiction without such registration or qualification and (ii) two years from the effectiveness of the registration statement under the Securities Act, except that the Company shall not be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not at the time so qualified, or to subject itself to taxation in any jurisdiction in which it is not then subject to taxation, or to consent to general service of process in any jurisdiction in which it is not then subject to service of process.

            Section 5.5.5 NASD Review. The Company shall assist the Limited Partner or any underwriter of Registration Shares in connection with any required review by the NASD of the terms of the issuance of the Registration Shares to the Limited Partner and the terms of any resale of the Registration Shares by the Limited Partner.

            Section 5.5.6 Listing of Registration Shares. The Company shall use its best efforts to cause the Registration Shares to be listed or admitted to trading on each national securities exchange and quotation system on which the Company Shares are then listed or admitted to trading.

            Section 5.5.7 Underwriting Agreement. In the event that the Company has, pursuant to Section 5.5(b), registered Company Shares for resale by the Limited Partner and the Limited Partner proposes to enter into an underwritten distribution of such Company Shares, the Company will join in the agreement between the Limited Partner and the underwriters of such Company Shares for the purpose of making such representations, warranties and covenants as are customarily made by an issuer of securities in underwriting agreements for the registered public offering of such securities in secondary distributions, provided, that in such agreement the Limited Partner and such underwriters make such representations, warranties and covenants, and provide such indemnifications, as are customarily made and provided by the sellers and underwriters of such securities in such distributions.

            Section 5.5.8 Delivery of Opinions. The Company shall (a) furnish to the Limited Partner an opinion of counsel to the Company, addressed to the Limited Partner and dated the date of the distribution of the Registration Shares to the Limited Partner, and (b) use its best efforts to furnish to the Limited Partner a "comfort letter" signed by the independent public accountants who certified the Company's financial statements included in the registration statement, it being understood and agreed that such opinion and "comfort letter" shall cover substantially the same matters with respect to the registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and accountants' comfort letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Limited Partner shall reasonably request and shall not be inconsistent with customary third-party opinion practice or the accounting literature at the time, as the case may be.

            Section 5.5.9 Exchange Act Filings. The Company shall timely file all reports, proxy or information statements, and other documents required to be filed by the Company pursuant to Section 13(a), Section 13(c), Section 14 or
Section 15(d) of the Exchange Act.

            Section 5.5.10 Subsequent Events. (a) So long as the Company is required to maintain the effectiveness of a registration statement pursuant to
Section 5.5 in connection with resales of Registration Shares, the Company shall notify the Limited Partner promptly of (i) the issuance by the SEC or any state securities authority of any stop order or other action suspending the effectiveness of the registration or the qualification for sale in any jurisdiction of the Registration Shares or the initiation of any formal proceedings for that purpose or (ii) the happening of any event as a result of which a prospectus included in the registration statement covering such Registration Shares includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.5.10(a), the Limited Partner shall forthwith discontinue disposition of Registration Shares pursuant to the registration statement and the prospectus contained therein until the withdrawal of any order suspending the effectiveness of the registration statement of the qualification for sale or the Limited Partner's receipt of copies of a supplemented or amended prospectus contemplated by Section 5.5.10(c) below, as the case may be, and, if so directed by the Company, the Limited Partner will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in the Limited Partner's possession, of the prospectus covering such Registration Shares current at the time of receipt of such notice.

            (c) The Company shall, upon the occurrence of any event contemplated by Section 5.5.10(a), prepare and furnish to the Limited Partner without unreasonable delay a supplement or post-effective amendment to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      Section 5.6 Registration Expenses. In connection with any registration of Company Shares under this Agreement, the Company will pay or provide for the payment of all Registration Expenses (including any amounts payable by the Partnership pursuant to Section 8.05 of the Partnership Agreement) regardless of whether the registration statement is declared effective or the length of time that the registration statement is required to remain effective. The Limited Partner shall pay (a) any underwriting discounts or brokerage or other commissions, or transfer taxes, in connection with any resale of Company Shares by the Limited Partner, (b) any transfer taxes payable because the Limited Partner has directed that Registration Shares deliverable to the Limited Partner be registered in the books and records of the Company in any name other than the name in which the Limited Partner's Interest is registered, and (c) any expenses of the Limited Partner (including, without limitation, fees and expenses of its counsel).

      Section 5.7 Additional Registration Rights. Nothing contained in this Agreement shall prevent the Company from granting to any Persons the right to request the Company to register any equity securities of the Company under the Securities Act, or any securities convertible or exchangeable into or exercisable for such equity securities, and nothing contained in this Agreement shall obligate the Company to permit the Limited Partner to participate in any such registration.

      Section 5.8 Performance by General Partners. The Company shall cause the General Partner timely and diligently to discharge its obligations under the Partnership Agreement and under this Agreement and shall cause the general partner of the Property Partnership timely and diligently to discharge its obligations under the Property Partnership Agreement and the Letter Agreement.

      Section 5.9 Ownership of General Partners. The Company shall take or cause to be taken all actions necessary to assure that at all times during the term of this Agreement all of the legal and beneficial interest in the General Partner and the general partner of the Property Partnership are owned by the Company and/or Prime Residential, L.P.

      Section 5.10 General Partners Not to Declare Bankruptcy. Neither the General Partner nor the Company shall cause or consent to, and neither shall cause Prime Residential, L.P. to cause or consent to, the General Partner or the general partner of the Property Partnership (a) making an assignment for the benefit of creditors, (b) appointing or consenting to the appointment of a custodian of all or substantially all of the assets of the General Partner or the general partner of the Property Partnership, (c) commencing a voluntary case under any Federal or state bankruptcy, insolvency, reorganization or other similar law (including the Bankruptcy Reform Act of 1978, as amended, or any succeeding law) (a "Bankruptcy Law"), or (d) consent to an involuntary case under any Bankruptcy Law filed against the General Partner or the general partner of the Property Partnership.

      Section 5.11 Notice of Certain Events. The Company shall, as promptly as reasonably practicable after the consummation of any event referred to in Sections 8.03(d)(i)(A), (B) and (C) of the Partnership Agreement, give the Partnership and the Limited Partner written notice of the occurrence of such event, setting forth the circumstances of such event and a pro forma computation of the operation of such Sections.

Article 6   Covenants and Undertakings of General Partner.

      Section 6.1 Performance by Partnership. The General Partner shall cause the Partnership timely and diligently to observe all of its covenants and responsibilities under the Partnership Agreement.

      Section 6.2 Enforcement of Obligations. The General Partner shall enforce, and cause the Partnership to enforce, its rights under the Letter Agreement and under this Agreement.

Article 7   Covenant and Undertaking of the Investor.

      Section 7.1 Limitation on Dispositions. Notwithstanding anything to the contrary in this Agreement, the Limited Partner shall not offer, sell, transfer or otherwise dispose of (other than in conjunction with a block trade or an underwritten offering) more than $5,000,000 of Registration Shares (based on market value) during any one-month period.

      Section 7.2 Ownership of Company Shares. Upon the dissolution of the Partnership or at the time that the Limited Partner gives notice pursuant to
Section 8.03 of the Partnership Agreement of its election to cause the Partnership to redeem its

Interest, as the case may be, the Limited Partner shall advise the Company in writing of the number of Company Shares the legal or beneficial interest in which is held by the Limited Partner and all members of the Investor Group.

Article 8   Indemnification.

      Section 8.1 Indemnification by Company. In the event of any registration of Registration Shares, the Company shall indemnify and hold harmless the Limited Partner, its directors, officers, shareholders, agents and employees and each Person who acts as an underwriter in connection with the resale of Registration Shares by the Limited Partner and each Person, if any, who controls the Limited Partner or such underwriter within the meaning of the Securities Act or the Exchange Act (for purposes of this Section 8.1 and Sections 8.3 through 8.5, 8.7 and 8.9, each such person being an "Indemnified Party"), against any and all losses, claims, damages, expenses, or liabilities, joint or several, or actions or proceedings (whether commenced or threatened) in respect thereof, to which each such Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement covering such Registration Shares, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such Indemnified Party for any legal or any other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any such loss, claim, damage, expense, liability, action or proceeding; provided, that
(i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense, or liability (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based solely upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of the Limited Partner or such underwriter specifically stating that it is for use in the preparation thereof, and (ii) the Company shall not be liable to any Person who participates as an underwriter in the resale of Registration Shares by the Limited Partner or any person who controls or is controlled by such underwriter within the meaning of the Securities Act or the Exchange Act, to the extent that it is determined by a court of competent jurisdiction in a decision not subject to further review that any such loss, claim, damage, expense, or liability (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of such underwriter's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registration Shares to such person if the Company furnished the underwriter copies of the final prospectus and such statement or omission was corrected in such final prospectus.

      Section 8.2 Indemnification by Limited Partner. The Limited Partner shall indemnify and hold harmless the Company, its directors, its officers who sign the registration statement and each person, if any, who controls the Company within the meaning of the Securities Act (for purposes of this Section
8.2 and Sections 8.3 through 8.5, 8.7 and 8.9, each such person being an "Indemnified Party"), from and against any and all losses, claims, damages, expenses, or liabilities, joint or several, or actions or proceedings (whether commenced or threatened) in respect thereof, to which each such Indemnified Party may become subject under the Securities Act or the Exchange Act or otherwise insofar as such losses, claims, damages, expenses, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated, in such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or necessary to make the statements therein not misleading, but only to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished by the Limited Partner or any underwriter of Registration Shares for the Limited Partner to the Company through an instrument duly executed by or on behalf of the Limited Partner or such underwriter specifically stating that it is for use in the preparation thereof or arises out of such underwriter's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registration Shares to such person if the Company furnished the underwriter copies of the final prospectus and such statement or omission was corrected in such final prospectus.

      Section 8.3 Procedure. Promptly after receipt by any Indemnified Party hereunder of notice of the commencement of any action or proceeding involving a claim referred to in Section 8.1 or 8.2, the Indemnified Party will notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any Indemnified Party under Section 8.1 or 8.2 except to the extent that the indemnifying party is prejudiced thereby. In case any such action shall be brought against any Indemnified Party, the indemnifying party shall be entitled to participate therein and, to the extent that the indemnifying party shall elect, to assume the defense thereof, with counsel (which shall include local counsel, if reasonably determined by the Indemnified Party to be appropriate) reasonably satisfactory to such Indemnified Party and, after notice from the indemnifying party to such Indemnified Party of the indemnifying party's election to so assume such defense, the indemnifying party shall not be liable to such Indemnified Party under this Article 8 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense of such action; provided, however; that if the Indemnified Party has available to it defenses or claims not available to the indemnifying party, or there exists an actual or potential conflict of interest between the Indemnified Party and the indemnifying party, the Indemnified Party shall be entitled to participate in such defense with counsel of its choosing reasonably satisfactory to the indemnifying party and the indemnifying party shall be liable for the expenses (including the legal expense) of the Indemnified Party in such participation in such defense. In addition, the indemnifying party shall not be required to indemnify, reimburse or otherwise make any contribution to the amount paid or payable by the Indemnified Party for any losses, claims, damages, expenses, or liabilities (or actions or proceedings, actual or threatened, in respect thereof) incurred by the Indemnified Party in settlement of any such losses, claims, damages, expenses, liabilities, actions or proceedings otherwise covered hereunder unless such settlement has been previously approved by the indemnifying party, which approval shall not be unreasonably withheld.

      Section 8.4 Contribution.  If for any reason the indemnity under this
Article 8 is unavailable or is insufficient to hold harmless any Indemnified Party under Section 8.1 or 8.2, then the indemnifying party shall contribute to the amount paid or payable to the Indemnified Party as a result of any loss, claim, expense, damage, or liability (or actions or proceedings, whether commenced or threatened, in respect thereof), and legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any such loss, claim, expense, damage, liability, action or proceeding, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnified Party, on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Limited Partner, on the other hand, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, or if the allocation provided in the second preceding sentence provides a lesser sum to the Indemnified Party than the amount hereinafter calculated, then the indemnifying party shall contribute to the amount paid or payable by the Indemnified Party in such proportion as is appropriate to reflect not only such relative fault but also the relative benefits to the indemnifying party and the Indemnified Party, as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this
Section 8.4 were to be determined by any method of allocation which did not take account of the equitable considerations referred to in this Section 8.4. Notwithstanding the provisions of this Section 8.4, no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) by a court of competent jurisdiction shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      Section 8.5 Indemnification Under Other Laws. Indemnification and contribution similar to that provided in Sections 8.1 through 8.4 (with appropriate modifications) shall be given by the Company and the Limited Partner with respect to any required registration or qualification of the Registration Shares under any state securities or "blue sky" laws or any federal or other regulation other than the Securities Act.

      Section 8.6 Advancement of Limited Partner's Expenses. All legal and other expenses incurred by or on behalf of the Limited Partner in connection with investigating or defending any loss, claim, expense, damage, liability, action, or proceeding shall be paid by the Company in advance of the final disposition of such investigation, defense, action, or proceeding within 20 days after the receipt by the Company of a statement or statements from the Limited Partner (which statement or statements shall reasonably evidence such expenses incurred by the Limited Partner) requesting from time to time such payment, advance or advances. The entitlement of the Limited Partner to such payment or advancement of expenses shall include those incurred in connection with any action or proceeding by the Limited Partner seeking an adjudication or award in arbitration pursuant to Section 8.7. In the event it is determined that the Limited Partner was not entitled to all or any portion of the indemnification or the advancement of expenses, the Limited Partner shall promptly repay all amounts paid to or on behalf of the Limited Partner by or on behalf of the Company to which the Limited Partner was not entitled.

      Section 8.7 Collection.  In the event that any payment due under this
Article 8 is not timely paid, or that advances pursuant to Section 8.6 are not timely made, the Indemnified Parties affected shall be entitled to seek a final adjudication in an appropriate court of competent jurisdiction of their entitlement to such indemnification or advances. If an Indemnified Party is a party to or intervenes in any proceeding in which the validity or enforceability of this Article 8 is at issue or seeks an adjudication to enforce the rights of any Indemnified Party under, or to recover damages for breach of, this Article 8, the Indemnified Party, if it prevails in such action, shall be entitled to recover from the indemnifying party, and shall be indemnified by the indemnifying party against, any expenses incurred by the Indemnified Party in seeking enforcement of such rights.

      Section 8.8 No Inconsistent Position. The Company and the Limited Partner agree that (a) they shall not assert, and are precluded from asserting, in any proceeding before any forum that the provisions, procedures and presumptions of this Article 8 are not valid, binding and enforceable; and (b) they will stipulate in any proceeding before any forum that the Company and the Limited Partner are bound by all of the provisions of this Article 8.

      Section 8.9 Remedies Not Exclusive. The rights and claims contained in this Article 8 shall be in addition to any other rights (to indemnification, contribution or otherwise) which any Indemnified Party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any Indemnified Party and, as to Indemnified Party, shall survive the transfer of any Registration Shares by the Limited Partner.

Article 9   Assignment.

      Section 9.1 Assignability of Limited Partner's Right. The Limited Partner may, without the consent or approval of the Company, assign its rights under this Agreement to a Person to whom the Limited Partner assigns its Interest (subject, in any event, to the terms, conditions and limitations set forth in the Partnership Agreement), provided that such assignee agrees in writing to be bound by the terms of this Agreement.

      Section 9.2 Assignability of the Company's Obligations. Without the prior written consent of the Limited Partner (or, if there shall then be more than one Limited Partner, all Limited Partners), in the sole and absolute discretion of the Limited

Partner, the Company shall not assign or delegate its responsibilities hereunder.

      Section 9.3 Additional Limited Partners. It is anticipated that the Investor will remain the sole Limited Partner for the entire term of the Partnership and, accordingly, the language of this Agreement generally refers solely to "the Limited Partner." However, if there shall be more than one Limited Partner, then, except as specifically provided in this Agreement, any reference to "the Limited Partner" shall be deemed to be a reference to all of the Limited Partners or each Limited Partner or any Limited Partner at the time, as the context requires.

      Section 9.4 Binding Agreement. Subject to the provisions of Sections 9.1 and 9.2, this Agreement shall be binding upon the heirs, successors and assigns of the parties.

Article 10  Miscellaneous.

      Section 10.1 Term. This Agreement shall be effective on the Closing Date and shall continue in effect until the expiration of the term of the Partnership and the liquidation of the Partnership and distribution provided in
Section 8.02 of the Partnership Agreement, or, if earlier, the redemption of the Limited Partner's Interest pursuant to the Partnership Agreement; provided, however, that the provisions of Sections 5.5, 5.6 and 7.1 and Article 8 of this Agreement shall survive such liquidation or redemption and continue in full force and effect so long as any claims could be lawfully asserted thereunder.

      Section 10.2 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied between residents of that State entering into contracts wholly to be performed in that State.

      Section 10.3 Notices. All notices hereunder shall be in writing and shall be given: (a) if to the Company, at 77 West Wacker Drive, 40th Floor, Chicago, Illinois, Attention: President, or such other address or addresses of which the Limited Partner shall have been given notice, with copies to Kirkland & Ellis, 200 East Randolph Drive, 54th Floor, Chicago, Illinois 60601,
Attention: Robert Osborne, Esq., or such other address of which the Limited Partner shall have been given notice; and (b) if to the Limited Partner, at the address shown on the signature page of this Agreement, or such other address of which the Company shall have been given notice, with copies to Schulte Roth & Zabel, 900 Third Avenue, New York, New York 10022, Attention: Andrew H. Levy, Esq., and Nomura Securities International, Inc., 2 World Financial Center, Building B, New York, NY 10281-1198, Attention: Managing Director, Structured Finance, or such other address of which the

Company shall have been given notice. Any notice shall be deemed to have been given if personally delivered or sent by United States mail or by commercial courier or delivery service or by telegram or telex and shall be deemed received, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, ten days after deposit in the mail, postage prepaid,
(ii) if sent by United States Express Mail or by commercial courier or delivery service, two business days after delivery to a United States Post Office or delivery service, postage prepaid, (iii) if sent by telegram, telex or facsimile transmission, when receipt is acknowledged by answerback, and (iv) if delivered by hand, on the date of receipt.

      Section 10.4 Entire Agreement; Amendments. This Agreement, including the provisions of the Partnership Agreement incorporated herein, sets forth the entire understanding of the parties hereto and this Agreement shall not be amended except by an instrument in writing executed by the Company and the Limited Partner (or, if there shall then be more than one Limited Partner, by a majority in Interest of the Limited Partners); provided, however, that, notwithstanding the foregoing, if at the time of any amendment there shall be more than one Limited Partner, (i) any amendment which alters the provisions of
Section 5.2, 5.5, 8.5 or 8.7 or Article 6 shall require the written approval of 75% in Interest of the Limited Partners and (ii) any amendment which alters the provisions of Sections 5.1, 5.3, 5.4, 5.6, 5.8, 8.1, 8.2, 8.4, or 8.6 or this
Section 10.4, shall require the written approval of each Limited Partner.

      Section 10.5 Gender and Number. As used herein, the neuter gender includes the masculine and the feminine, and the singular includes the plural, and vice versa, as the context requires.

      Section 10.6 Counterparts. This Agreement may be executed in more than one counterpart, each of which may be executed by fewer than all the parties, with the same effect as if the parties executed one counterpart as of the day and year first above written.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

                                   PRIME RESIDENTIAL, INC.


                                   By:  /s/
                                        ------------------------------
                                        Name:
                                        Title:


                                   YUGENKAISHA SANKYO SEKIYU


                                   By:  /s/
                                        ------------------------------
                                        Name:
                                        Title:
                                        Address: c/o Yugenkaisha Ushioda
                                                 Kosan
                                                 1-5-13 Hirakawa-cho
                                                 Chiyoda-ku
                                                 Tokyo

                                   JUPITER-I, L.P.

                                   By:  AJ ONE LIMITED PARTNERSHIP,
                                   General Partner

                                   By:  AJ ONE, INC.,
                                        General Partner


                                   By:  /s/
                                        ------------------------------
                                        Name:
                                        Title:


                                   AJ ONE LIMITED PARTNERSHIP

                                   By:  AJ ONE, INC.,
                                   General Partner


                                   By:  /s/
                                        ------------------------------
                                        Name:
                                        Title